UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                   FORM 8-K/A
                                  Amendment #1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 2005

                          MONTEREY GOURMET FOODS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                    0-22534-LA               77-0227341
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

                                  -------------

                               1528 Moffett Street
                            Salinas, California 93905
               (Address of principal executive offices) (Zip Code)

                                  -------------

       Registrant's telephone number, including area code: (831) 753-6262

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

     On April 13, 2005, Monterey Gourmet Foods, Inc. ("Monterey") filed a Form 8-K to report its entry into and closing of a definitive agreement for the purchase by Monterey of 80% of the outstanding shares of Sonoma Foods, Inc. ("Sonoma").

     The sole purpose of this amendment is to file the financial statements of the business acquired as required by items 9.01(a) and 9.01(b) respectively, of Form 8-K.



Item 9.01. Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired.

     The appropriate financial statements are filed herewith as Annex A

     (b) Pro Forma Financial Information.

     The appropriate Proforma financial information relating to the acquisition is filed herewith as Annex B

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MONTEREY GOURMET FOODS, INC.
                                            (Registrant)

Date: June 21, 2005                         By: /s/ SCOTT WHEELER
                                               ---------------------------
                                                Scott Wheeler
                                                Chief Financial Officer

ANNEX A









           SONOMA FOODS, INC.

           Financial Statements
           For the Year Ended December 31, 2004
           and Independent Auditors' Report

                  INDEPENDENT AUDITORS' REPORT


Stockholders
SONOMA FOODS, INC.
Sonoma, California


We have audited the accompanying balance sheet of SONOMA FOODS, INC. as of December 31, 2004, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SONOMA FOODS, INC. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


/S/ DAL POGGETTO & COMPANY LLP
------------------------------
Santa Rosa, California

May 27, 2005

                               SONOMA FOODS, INC.
                               ------------------

                                  BALANCE SHEET
                                  -------------

                                DECEMBER 31, 2004


       ASSETS
       ------

CURRENT ASSETS:
   Cash                                                       $      2,951
   Accounts receivable, less allowance for
     sales discounts of $38,464                                    435,941
   Inventories                                                     332,001
                                                              ------------

                          TOTAL CURRENT ASSETS                     770,893

EQUIPMENT AND IMPROVEMENTS, net                                    502,208

OTHER ASSETS                                                       303,961
                                                              ------------

                                  TOTAL ASSETS                $  1,577,062
                                                              ============


       LIABILITIES AND DEFICIENCY IN ASSETS
       ------------------------------------

CURRENT LIABILITIES:
   Book overdraft                                             $     14,367
   Accounts payable and accrued expenses                         1,533,810
   Current maturities of long-term debt                            144,000
                                                              ------------

                     TOTAL CURRENT LIABILITIES                   1,692,177

LONG-TERM DEBT                                                     390,391

REFINANCED SHORT-TERM OBLIGATIONS                                1,574,942

DEFICIENCY IN ASSETS:
   Common stock, no par value:
     Authorized 7,500 shares;
     Issued and outstanding, 166.25 shares                           1,494
   Accumulated deficit                                          (2,081,942)
                                                              ------------

                    TOTAL DEFICIENCY IN ASSETS                  (2,080,448)
                                                              ------------

                         TOTAL LIABILITIES AND
                          DEFICIENCY IN ASSETS                $  1,577,062
                                                              ============


                       See notes to financial statements.

                               SONOMA FOODS, INC.

                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                 -----------------------------------------------

                          YEAR ENDED DECEMBER 31, 2004



Revenues                                                       $  8,239,332

Cost of sales                                                     6,110,935
                                                               ------------

                                      GROSS PROFIT                2,128,397

Selling, general and administrative expenses                      2,543,636
                                                               ------------

                              LOSS FROM OPERATIONS                 (415,239)

Other (income) expense:
   Interest expense                                                 166,257
   Loss on disposal of equipment and improvements                    83,702
   Other expense                                                     42,032
   Interest income                                                     (805)
                                                               ------------

                                                                    291,186
                                                               ------------

                          LOSS BEFORE INCOME TAXES                 (706,425)

Income taxes                                                            800
                                                               ------------

                                          NET LOSS                 (707,225)

Accumulated deficit at beginning of year                         (1,253,372)
Distribution to stockholder                                        (121,345)
                                                               ------------

                               ACCUMULATED DEFICIT
                                    AT END OF YEAR             $ (2,081,942)
                                                               ============


                       See notes to financial statements.

                               SONOMA FOODS, INC.

                             STATEMENT OF CASH FLOWS
                             -----------------------

                          YEAR ENDED DECEMBER 31, 2004



CASH FLOWS FROM
OPERATING ACTIVITIES:
   Net loss                                                    $  (707,225)
   Adjustments to reconcile net loss to net
       cash used in operating activities:
           Depreciation and amortization                           141,523
           Loss on disposal of equipment and
                improvements                                        83,702
           Changes in assets and liabilities:
                Decrease in accounts receivable                    619,077
                Increase in inventories                            (55,196)
                Decrease in prepaid expenses                         5,098
                Decrease in prepaid income taxes                     2,986
                Increase in other assets                          (103,715)
                Decrease in accounts payable
                    and accrued expenses                            (3,053)
                                                               -----------

                                NET CASH USED IN
                            OPERATING ACTIVITIES                   (16,803)

CASH FLOWS FROM
INVESTING ACTIVITIES:
   Proceeds from sale of equipment and improvements                  7,500
   Additions to equipment and improvements                        (125,337)
   Increase in other assets                                        (91,350)
                                                               -----------

                                NET CASH USED IN
                            INVESTING ACTIVITIES                  (209,187)




                                                                    (Continued)

                               SONOMA FOODS, INC.

                             STATEMENT OF CASH FLOWS
                             -----------------------

                          YEAR ENDED DECEMBER 31, 2004


CASH FLOWS FROM
FINANCING ACTIVITIES:
   Proceeds from long-term debt                                    289,844
   Increase in book overdraft                                       14,367
   Principal payments on long-term debt                           (289,467)
   Distribution to stockholder                                     (40,088)
                                                               -----------

                            NET CASH USED IN
                        FINANCING ACTIVITIES                       (25,344)
                                                               -----------

                        NET DECREASE IN CASH                      (251,334)

Cash at beginning of year                                          254,285
                                                               -----------

                         CASH AT END OF YEAR                   $     2,951
                                                               ===========

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION:

   Cash paid during the year for:
     Interest                                                  $   172,713
                                                               ===========
     Income taxes                                              $       800
                                                               ===========

SUPPLEMENTAL SCHEDULE OF
NONCASH INVESTING AND
FINANCING ACTIVITIES:

During the year ended December 31, 2004, the Company entered into capital leases for equipment and incurred capital lease obligations in the amount of $206,575.

During the year ended December 31, 2004, the Company reduced its loan to stockholder in the amount of $81,257 and recorded the reduction as a distribution to the stockholder.


                       See notes to financial statements.
                                                                     (Concluded)

                               SONOMA FOODS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                          YEAR ENDED DECEMBER 31, 2004


NOTE 1 - Summary of Significant Accounting Policies

General
-------

     The Company is based in Sonoma, California and is engaged in the marketing and sale of refrigerated branded specialty cheese products to independent distributors and retailers primarily located in California.

Use of Estimates
----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates used.

Inventories
-----------

Inventories consist primarily of dairy products, packaging supplies and other supplies and are stated at the lower of cost (first-in, first-out method) or market.

Equipment and Improvements
--------------------------

Equipment and improvements are stated at cost and are being depreciated and amortized over estimated useful lives using the straight-line method.

Other Assets
------------

Other assets consist of trademarks, label design costs, deposits and the Company's investment in an antique vehicle. Trademarks are stated at cost and are not subject to amortization, due to their indefinite useful life, in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Label design costs are amortized using the straight-line method over five years. Deposits and the investment in an antique vehicle are stated at cost and are not subject to amortization.

Income Taxes
------------

The Company has elected to be treated as a Subchapter S Corporation under provisions of the Internal Revenue Code and similar provisions of the California tax code. Under these provisions, income taxes are the personal responsibility of the stockholder except that California income taxes are provided at a reduced rate of 1.5% of taxable income. Such income taxes are accounted for under Statement of Financial Accounting Standards Number 109, Accounting for Income Taxes.

Advertising Costs
-----------------

The Company expenses costs relating to advertising as the costs are incurred.


NOTE 2 - Inventories

Inventories consist of the following at December 31, 2004:

Dairy products                                                      $   287,206
Packaging supplies and other supplies                                    44,795
                                                                    -----------

Total                                                               $   332,001
                                                                    ===========


NOTE 3 - Equipment and Improvements

Equipment and improvements consist of the following at December 31, 2004:

Leasehold improvements                                              $   330,299
Packaging equipment                                                     272,965
Computers and software                                                   86,072
Vehicles                                                                 72,922
Production equipment                                                     69,063
Office equipment                                                         24,101
                                                                    -----------

Total                                                                   855,422

Less accumulated depreciation
     and amortization                                                  (353,214)
                                                                    -----------

Net                                                                 $   502,208
                                                                    ===========


NOTE 4 - Other Assets

Other assets consist of the following at December 31, 2004:

Label design costs, less accumulated
   amortization of $169,256                                         $   108,300
Deposits                                                                103,714
Investment in antique vehicle                                            46,303
Trademarks                                                               45,644
                                                                    -----------

Total                                                               $   303,961
                                                                    ===========

NOTE 5 - Long-Term Debt

Long-term debt consists of the following at December 31, 2004:

Note payable to supplier, $5,000 payable
monthly including interest at 6.0%, due
March 1, 2009, unsecured, guaranteed by
a stockholder                                                       $  225,530

Note payable to lessor, $2,359 payable
monthly including interest at 5.0%, due
April 1, 2009, unsecured                                               110,079

Other                                                                    3,027

Capital lease obligations                                              195,755
                                                                    ----------

Total                                                                  534,391

Less current maturities                                                144,000
                                                                    ----------

Long-term debt                                                      $  390,391
                                                                    ==========

Aggregate annual maturities of long-term debt are as follows:

Year Ending
December 31                                                            Amount
-----------                                                            ------

    2005                                                            $  144,000
    2006                                                               103,000
    2007                                                               113,000
    2008                                                               123,000
    2009                                                                51,391
                                                                    ----------

Total                                                               $  534,391
                                                                    ==========


NOTE 6 - Refinanced Short-Term Obligations

In connection with the stock purchase agreement entered into with Monterey Gourmet Foods, Inc. on April 7, 2005 (Note 11), the Company received $3,000,000 in proceeds which were primarily used to repay short-term notes payable and accounts payable. Notes payable repaid by these proceeds amounted to $1,574,942 as of December 31, 2004. Total accounts payable repaid by these proceeds amounted to $756,409 as of December 31, 2004. The notes payable have been classified as refinanced short-term obligations as of December 31, 2004 in accordance with the provisions of Statement of Financial Accounting Standards No. 6, Classification of Short-term Obligations Expected to be Refinanced.

NOTE 7 - Leases

The Company leases equipment under capital leases which expire through July 2009. The Company also leases a building, vehicle and equipment under noncancelable operating leases which expire through December 2008. The cost and accumulated depreciation for assets under capital leases was $388,829 and $156,292 at December 31, 2004. Rent expense was $91,252 for the year ended December 31, 2004. Future minimum annual payments on leases are as follows:

 Year Ending                            Capital      Operating
 December 31                            Leases         Leases         Amount
-------------                        -----------    -----------    -----------

     2005                            $    96,000    $   160,000    $   256,000
     2006                                 46,000        153,000        199,000
     2007                                 46,000        144,000        190,000
     2008                                 46,000        138,000        184,000
     2009                                 27,000                        27,000
                                     -----------    -----------    -----------

Total minimum lease payments             261,000    $   595,000    $   856,000
                                                    ===========    ===========

Less amounts representing interest       (65,245)
                                     -----------

                                     $   195,755
                                     ===========


NOTE 8 - Commitment

The Company has a commitment to purchase 400,000 pounds of cheese products from a supplier during the period from October 2005 to September 2006. Upon satisfaction of this commitment, the supplier will repay the Company's deposit of $90,000 on certain equipment owned by the supplier.


NOTE 9 - Concentrations

During the year ended December 31, 2004, the Company had sales to an independent customer representing approximately 57% of revenues. Accounts receivable from this customer represented approximately 40% of net accounts receivable as of December 31, 2004.

During the year ended December 31, 2004, the Company made purchases from an independent supplier representing approximately 68% of total purchases. Accounts payable to this supplier represented approximately 53% of total accounts payable as of December 31, 2004.


NOTE 10 - 401(k) Plan

The Company has a 401(k) Plan for all employees meeting certain eligibility requirements. The Company made matching contributions to the Plan of $21,471 for the year ended December 31, 2004.

NOTE 11 - Subsequent Event

On April 7, 2005, the Company and its stockholders entered into a stock purchase agreement with Monterey Gourmet Foods, Inc. (Monterey) which resulted in Monterey acquiring an 80% interest in the Company. The agreement provided for the issuance and sale of 363.21 new shares of the Company's common stock and the sale of 60.36 shares owned by the Company's two stockholders to Monterey. In exchange for the new shares, Monterey provided $3,000,000 in cash to be paid to certain creditors of the Company and to the Company for working capital needs (Note 6). In exchange for the shares owned by the two stockholders, Monterey provided cash and Monterey common stock aggregating $500,000. The agreement also provides options for the Company's original two stockholders to sell their remaining 20% interest after four years and, if those options are not exercised, for Monterey to acquire their interest after seven years. The purchase price of the remaining interest will be based upon a predetermined formula specified in the stock purchase agreement.

As a result of the acquisition by Monterey, the Company's tax status as a Subchapter S Corporation (Note 1) was terminated on April 7, 2005, and accrued rent payable to a former stockholder of $189,017 was forgiven by the stockholder on April 7, 2005.


NOTE 12 - Future Operations and Financing

The Company had a net loss of $707,225 for the year ended December 31, 2004, and had a deficiency in assets of $2,080,448 as of December 31, 2004. The acquisition of an 80% interest in the Company by Monterey (Note 11) provided $3,000,000 in cash to repay obligations and support the Company's operations in 2005. Any additional financing which may be required in 2005 will also be provided by Monterey until the Company achieves its profitability goals.

     ANNEX B



     The unaudited proforma balance sheet is presented based upon the Monterey Gourmet Foods' unaudited balance sheet for March 27, 2005 and the unaudited balance sheet of Sonoma Foods, Inc. as of March 31, 2005. In addition, all material adjustments which are considered necessary by management for presentation in accordance with generally accepted accounting principles have been included.

     The unaudited proforma Statements of Operations for the fiscal year ended December 26, 2004 and the quarter ended March 27, 2005 reflects the acquisition as if it had occurred on January 1, 2004

     The proforma financial data do not purport to represent what Monterey Gourmet Foods' combined financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of Monterey Gourmet Foods' combined financial position or results of operations for any future period. Historical unaudited proforma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included in Monterey Gourmet Foods' most recent report filed on Form 10-K.

                          MONTEREY GOURMET FOODS, INC.
              Unaudited Pro Forma Combined Condensed Balance Sheet
                      (in thousands, except share amounts)

                                                                Consolidated
                                                                   Balance                               Adjustments
                                                                  Sheet of                                   to
                                                                  Monterey      Sonoma                   Consolidate
                                                                   Gourmet      Foods,                     Sonoma
                                                                    Foods        Inc.         Total         Foods       Consolidated
                                                                  ---------    ---------    ---------   ------------    ------------
                                                                  March 27,    March 31,
                                                                     2005        2005
                                                                  ---------    ---------
ASSETS
Current assets:
  Cash and cash equivalents                                       $   1,277    $       -    $   1,277    $    (100) (3)  $     377
                                                                                                             2,500  (8)
                                                                                                            (3,300) (4)
                                                                                                                 -
  Accounts receivable less allowances                                 5,746          561        6,307            -           6,307
  Inventories                                                         4,731          191        4,922           26  (5)      4,948
  Deferred tax assets-current                                         1,128            2        1,130            -           1,130
  Prepaid expenses and other                                            815           14          829            -             829
                                                                  ---------    ---------    ---------    ---------       ---------

   Total current assets                                              13,697          768       14,465         (874)         13,591

  Property and equipment, net                                        14,645        1,010       15,655            -          15,655
  Deferred tax assets-long term                                       2,032            -        2,032            -           2,032
  Deposits and other                                                    179          380          559         (285) (9)        274
  Intangible assets, net                                             10,442            -       10,442        1,392  (9)     11,834
  Goodwill                                                           11,027            -       11,027          100  (3)     12,378
                                                                                                               300  (4)
                                                                                                               199  (4)
                                                                                                               (26) (5)
                                                                                                             1,606  (6)
                                                                                                            (1,392) (9)
                                                                                                               285  (9)
                                                                                                               279  (9)
   Total assets                                                   $  52,022    $   2,158    $  54,180    $   1,584       $  55,764
                                                                  =========    =========    =========    =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                $   3,224    $   1,709    $   4,933    $  (1,411) (4)  $   3,522
  Accrued and other current liabilities                               2,097            -        2,097            -           2,097
  Deferred income taxes                                                   -            -            -            -               -
  Income taxes payable                                                    -            -            -            -               -
  Current portion of notes, loans, and capital leases payable           845          466        1,311            -           1,311
                                                                  ---------    ---------    ---------    ---------       ---------

   Total current liabilities                                          6,166        2,175        8,341       (1,411)          6,930

Notes, loans, and capital leases payable, less current portion        6,610        1,589        8,199       (1,589) (4)      9,110
                                                                                                             2,500  (8)
Minority interest                                                                                              279  (9)        279

Stockholders' equity:
  Common stock                                                           14            1           15           (1) (6)         14
  Additional paid-in capital                                         45,116            -       45,116          199  (4)     45,315
  Accumulated(deficit) earnings                                      (5,884)      (1,607)      (7,491)       1,607  (6)     (5,884)

  Total stockholders' equity                                         39,246       (1,606)      37,640        1,805          39,445
                                                                  ---------    ---------    ---------    ---------       ---------

   Total liabilities and stockholders' equity                     $  52,022    $   2,158    $  54,180    $   1,584       $  55,764
                                                                  =========    =========    =========    =========       =========

                          MONTEREY GOURMET FOODS, INC.
         Unaudited Pro Forma Combined Condensed Statement of Operations
                      (in thousands, except share amounts)

                                                     Proforma
                                                     Monterey
                                                      Gourmet       Historical
                                                      Foods,          Sonoma
                                                     Inc. (1)       Foods, Inc.                                          Proforma
                                                    (Unaudited)      (Audited)         Total        Adjustments          Combined
                                                    ------------    ------------    ------------    ------------       ------------
                                                    December 26,    December 31,
                                                        2004            2004
                                                    ------------    ------------
Net revenues                                        $     76,028    $      8,239    $     84,267    $          -       $     84,267

Cost of sales                                             54,847           6,111          60,958                             60,958
                                                    ------------    ------------    ------------    ------------       ------------

Gross profit                                              21,181           2,128          23,309               -             23,309

Selling, general and administrative expenses              22,431           2,544          24,975              93  (10)       25,068
Gain (loss) on disposition of assets                          (5)            (84)            (89)              -                (89)
                                                    ------------    ------------    ------------    ------------       ------------
Operating income (loss)                                   (1,255)           (500)         (1,755)            (93)            (1,848)

Other income (expense), net                                   48             (42)              6               -                  6
Interest income (expense), net                              (344)           (164)           (508)            164  (7)          (488)
                                                                                                            (144) (8)
                                                    ------------    ------------    ------------    ------------       ------------

Income (loss) before provision for income taxes           (1,551)           (706)         (2,257)            (73)            (2,330)

Income tax benefit (provision)                               423              (1)            422               1  (11)          423
                                                    ------------    ------------    ------------    ------------       ------------

Net income (loss)                                   $     (1,128)   $       (707)   $     (1,835)   $        (72)      $     (1,907)
                                                    ============    ============    ============    ============       ============

Net income per common share
Basic income per common share                             ($0.08)                                                            ($0.13)

Diluted income per common share                           ($0.08)                                                            ($0.13)

Basic shares outstanding                              14,343,386                                                         14,405,536
Diluted shares outstanding                            14,343,386                                                         14,405,536

              MONTEREY GOURMET FOODS, INC.
       Unaudited Pro Forma Combined Condensed Statement of Operations
          (in thousands, except share amounts)

                                                    Proforma
                                                    Monterey
                                                     Gourmet       Historical
                                                      Foods          Sonoma                                             Proforma
                                                    Inc. (2)       Foods, Inc.       Total        Adjustments           Combined
                                                  ------------    ------------    ------------    ------------        ------------
                                                    March 27,       March 31,
                                                      2005            2005
                                                  ------------    ------------
Net revenues                                      $     17,867    $      2,364    $     20,231    $          -        $     20,231

Cost of sales                                           12,843           1,730          14,573                              14,573
                                                  ------------    ------------    ------------    ------------        ------------

Gross profit                                             5,024             634           5,658               -               5,658

Selling, general and administrative expenses             4,979             789           5,768              23  (10)         5,791
                                                  ------------    ------------    ------------    ------------        ------------
Operating income (loss)                                     45            (155)           (110)            (23)               (133)

Other income (expense), net                                  5               -               5               -                   5
Interest income (expense), net                             (85)            (42)           (127)             42  (7)           (121)
                                                                                                           (36) (8)
                                                  ------------    ------------    ------------    ------------        ------------

Income (loss) before provision for income taxes            (35)           (197)           (232)            (17)               (249)

Income tax benefit (provision)                               -               -               -               -                   -
                                                  ------------    ------------    ------------    ------------        ------------

Net income (loss)                                 $        (35)   $       (197)   $       (232)   $        (17)       $       (249)
                                                  ============    ============    ============    ============        ============

Net income per common share
Basic income per common share                           ($0.00)                                                             ($0.02)

Diluted income per common share                         ($0.00)                                                             ($0.02)

Basic shares outstanding                            14,394,016                                                          14,456,166
Diluted shares outstanding                          14,516,283                                                          14,578,433

Notes to the unaudited proforma Balance Sheet and Statement of Operations.

     (1) Proforma Monterey Gourmet Foods, Inc. results of operations for the year ended December 31, 2004 have been adjusted to give proforma effect to the purchase of Casual Gourmet Foods, Inc. as if that transaction had occurred on January 1, 2004. A reconciliation is as follows:


                          MONTEREY GOURMET FOODS, INC.
         Unaudited Pro Forma Combined Condensed Statement of Operations
                      (in thousands, except share amounts)

                                                    Monterey        Casual
                                                     Gourmet        Gourmet
                                                      Foods          Foods                                             Proforma
                                                    (Audited)      (Audited)         Total        Adjustments          Combined
                                                  ------------    ------------    ------------    ------------       ------------
                                                  December 26,    December 31,
                                                      2004            2004
                                                  ------------    ------------
Net revenues                                      $     62,491    $     13,537    $     76,028    $          -       $     76,028

Cost of sales                                           46,023           8,824          54,847                             54,847
                                                  ------------    ------------    ------------    ------------       ------------

Gross profit                                            16,468           4,713          21,181               -             21,181

Selling, general and administrative expenses            18,224           3,807          22,031             400  (a)        22,431
Gain (loss) on disposition of assets                        (5)              -              (5)              -                 (5)
                                                  ------------    ------------    ------------    ------------       ------------
Operating income (loss)                                 (1,761)            906            (855)           (400)            (1,255)

Other income (expense), net                                 42               6              48               -                 48
Interest income (expense), net                            (130)             (2)           (132)           (212) (b)          (344)
                                                  ------------    ------------    ------------    ------------       ------------

Income (loss) before provision for income taxes         (1,849)            910            (939)           (612)            (1,551)

Income tax benefit (provision)                             505            (369)            136             287  (c)           423
                                                  ------------    ------------    ------------    ------------       ------------

Net income (loss)                                 $     (1,344)   $        541    $       (803)   $       (325)      $     (1,128)
                                                  ============    ============    ============    ============       ============

Net income per common share
Basic income per common share                           ($0.09)                                                            ($0.08)

Diluted income per common share                         ($0.09)                                                            ($0.08)

Basic shares outstanding                            14,343,386                                                         14,343,386
Diluted shares outstanding                          14,343,386                                                         14,343,386

(a) Record amortization of intangible assets for Casual Gourmet Foods, Inc.
(b) Record interest expense on borrowings to purchase Casual Gourmet Foods, Inc.
(c) Adjust income tax benefit for effect of purchase of Casual Gourmet Foods, Inc.

     (2) Proforma Monterey Gourmet Foods, Inc. results of operations for the first quarter ended March 27, 2005 have been adjusted to give proforma effect to the purchase of Casual Gourmet Foods, Inc. as if that transaction had occurred on January 1, 2004. A reconciliation is as follows:


                          MONTEREY GOURMET FOODS, INC.
         Unaudited Pro Forma Combined Condensed Statement of Operations
                      (in thousands, except share amounts)

                                                                       Casual
                                                                       Gourmet
                                                     Historical         Foods
                                                      Monterey       January 1,
                                                       Gourmet          2005
                                                     Foods, Inc.       through
                                                      March 27,      January 10,                                         Proforma
                                                        2005            2005            Total       Adjustments          Combined
                                                    ------------    ------------    ------------    ------------       ------------
Net revenues                                        $     17,663    $        204    $     17,867    $          -       $     17,867

Cost of sales                                             12,715             128          12,843                             12,843
                                                    ------------    ------------    ------------    ------------       ------------

Gross profit                                               4,948              76           5,024               -              5,024

Selling, general and administrative expenses               4,846             122           4,968              11  (a)         4,979
                                                    ------------    ------------    ------------    ------------       ------------
Operating income (loss)                                      102             (46)             56             (11)                45

Other income (expense), net                                    5               -               5               -                  5
Interest income (expense), net                               (79)              -             (79)             (6) (b)           (85)
                                                    ------------    ------------    ------------    ------------       ------------

Income (loss) before provision for income taxes               28             (46)            (18)            (17)               (35)

Income tax benefit (provision)                               (11)              -             (11)             11  (c)             -
                                                    ------------    ------------    ------------    ------------       ------------

Net income (loss)                                   $         17    $        (46)   $        (29)   $         (6)      $        (35)
                                                    ============    ============    ============    ============       ============

Net income per common share
Basic income per common share                              $0.00                                                             ($0.00)

Diluted income per common share                            $0.00                                                             ($0.00)

Basic shares outstanding                              14,394,016                                                         14,394,016
Diluted shares outstanding                            14,516,283                                                         14,516,283

(a) Record amortization of intangible assets for Casual Gourmet Foods, Inc.
(b) Record interest expense on borrowings to purchase Casual Gourmet Foods, Inc.
(c) Adjust income tax expense for effect of purchase of Casual Gourmet Foods, Inc.


     (3) Record transaction costs of acquiring Sonoma Foods, Inc. of approximately $100,000.
     (4) Distribute $3,000,000 to Sonoma Foods, Inc. in order to pay down preacquisition liabilities. As additional consideration, $300,000 was paid and 62,150 shares of Monterey Gourmet Foods' common stock were issued to the owners of Sonoma Foods, Inc.
     (5)  Increase inventory to market value.
     (6) Recapitalize Sonoma Foods as a subsidiary of Monterey Gourmet Foods and record goodwill from the transaction.
     (7)  Eliminate interest expense recorded by Sonoma Foods.
     (8) Record a loan from Comerica Bank for $2,500,000 and record the interest expense at 5.75% for a total of $144,000 annually. A 1% change in interest rate would result in a change in interest expense of $25,000 and $6,250 for the year ended December 26, 2004 and quarter ended March 27, 2005, respectively.
     (9) Under the purchase method of accounting, the total estimated purchase price is allocated to Sonoma Foods' tangible and intangible assets based upon their estimated fair value as of the date of completion of the acquisition. As part of the acquisition, Monterey Gourmet Foods commissioned a valuation study to determine the components that represent the intangible assets and goodwill purchased as part of the purchase price. Based upon the purchase price and the preliminary valuation, and based on financial information at the time of the acquisition the preliminary purchase price allocation is as follows (in thousands):

          Cash paid directly to Sonoma for debt payment         $     3,000
          Cash paid directly to owners of Sonoma                        300
          Value of stock issued to owners of Sonoma                     199
          Acquisition costs incurred                                    100
                                                                -----------
             Total cost of acquisition                                3,599
                                                                -----------

          Liabilities assumed                                           764
          Minority interest                                             279
          Inventory valuation adjustment to market                      (26)
          Tangible assets acquired                                   (1,873)
          Intangible assets acquired                                 (1,392)
                                                                -----------
          Goodwill acquired in transaction                      $     1,351
                                                                ===========


     (10) Record intangible assets as follows:

                                                                      Annual
                                                                   Amortization
Intangible Assets (in thousands)        Value       Useful Life       Amount
--------------------------------    -----------     -----------    ------------
Non-compete agreements              $        56     7 years        $         8
Customer lists                              762     9 years                 85
Tradenames                                  574     Indefinite               -
                                    -----------                    -----------
  Total                             $     1,392                    $        93
                                    ===========                    ===========


     (11) Record income tax effect of the Sonoma Foods acquisition.